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                                                                   Exhibit 10.26


                                 FIRST AMENDMENT

          Amendment Dated August 1, 1998 to Employment Agreement Dated
                                 August 5, 1996

            Pall Corporation, a New York Corporation ("The Company") and Paul Kohn ("Executive") hereby agree that the Employment Agreement between them dated August 5, 1996 is hereby amended effective August 1, 1998 by changing Section 3(b) as follows:

(b) Bonus Compensation. With respect to each fiscal year of the Company falling in whole or in part within the Term of Employment beginning with the fiscal year ending July 31, 1999, Executive shall be entitled to a bonus (in addition to his Base Salary) in such amount and computed in such manner as shall be determined by the Board of Directors but in no event shall the bonus payable to Executive under this Section 3(b) be less than an amount computed by applying to the fiscal year in question the following bonus formula:

            "Bonus Compensation" means the amount, if any, payable to Executive under this Section 3(b).

            "Average Equity" means the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of the Company as of the end of the fiscal year with respect to which Bonus Compensation is being computed hereunder and
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      as of the end of the immediately preceding fiscal year (e.g., "Average
      Equity" to be used in computing Bonus Compensation for the fiscal year ending July 31, 1999 will be the average of stockholders' equity as of August 2, 1998 and July 31, 1999) except that the amount shown as the "equity adjustment from foreign currency translation" on each such consolidated balance sheet shall be disregarded and the amount of $3,744,000 shall be the equity adjustment (increase) from foreign currency translation used to determine stockholders' equity at each such year-end balance sheet date.

            "Net Earnings" means the after-tax consolidated net earnings of the Company and its subsidiaries as certified by its independent accountants for inclusion in the annual report to stockholders.

            "Return on Equity" means Net Earnings as a percentage of Average Equity.

            For fiscal year 1999, "Zero Bonus Percentage" shall mean a Return on Equity of 12.5% and "Maximum Bonus Percentage" shall mean a Return on Equity of 17.0%. For fiscal years after fiscal 1999 the Company shall determine the Zero Bonus Percentage and the Maximum Bonus Percentage, consistent in


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      each case with expected results based upon the Company's normal projection procedures, or based on sound statistical or trend data, and the determination by the Company of such percentages shall be conclusive and binding on Executive.

            If Return on Equity for the fiscal year in question is the Zero Bonus Percentage or less, no Bonus Compensation shall be payable. If Return on Equity equals or exceeds the Maximum Bonus Percentage, the Bonus Compensation payable to Executive shall be 70% of his Base Salary. If Return on Equity is more than the Zero Bonus Percentage and less than the Maximum Bonus Percentage, the Bonus Compensation shall be increased from zero percent of Base Salary towards 70% of Base Salary in the same proportion that Return on Equity increases from the Zero Bonus Percentage to the Maximum Bonus Percentage. Thus, for example, if Return on Equity for fiscal 1999 is 14.75% (the midpoint between 12.5% and 17.0%) the Bonus Compensation shall be an amount equal to 35% of Executive's Base Salary (the midpoint between zero percent of Base Salary and 70% of Base Salary).

            The Bonus Compensation shall be paid in installments as follows:


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      (i)   50% of the amount thereof in August next following the end of the fiscal year with respect to which the Bonus Compensation is payable, and

      (ii) the balance thereof not later than January 15th next following the end of the fiscal year with respect to which the Bonus Compensation is payable.

            With respect to any fiscal year of the Company which falls in part but not in whole within the Term of Employment, the Bonus Compensation to which Executive is entitled under this Section 3(b) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and the Bonus Compensation shall be payable with respect to the full fiscal year ending within such five-day period.


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            Except as Expressly amended hereby, said Employment Agreement dated
      August 5, 1996 shall remain in full force and effect in accordance with its terms.

                        PALL CORPORATION

                        BY:   /s/ JEREMY HAYWARD-SURRY
                              -----------------------------------
                              JEREMY HAYWARD-SURRY
                              PRESIDENT



                              EXECUTIVE


                              /s/ PAUL KOHN
                              -----------------------------------
                              PAUL KOHN


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